UNIVERSITY BANCORP, INC.
                            2015 Washtenaw Avenue
                          Ann Arbor, Michigan 48104
                               (734) 741-5858

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     AND
                               PROXY STATEMENT
                                  June 19, 2006

To the Holders of Common Stock of University Bancorp, Inc.:

     The Annual Meeting (the "Meeting") of Stockholders of University Bancorp, Inc. (the "Company") will be held at the main office of University Bank (the "Bank"), the Company's bank subsidiary, 2015 Washtenaw Avenue, Ann Arbor, Michigan 48104, at 12:00 noon, local time, on Wednesday, June 19, 2006 for the following purposes:

       1. To elect seven directors to serve until the next Annual Meeting of Stockholders;

       2. To transact such other business as may properly come before the Meeting.

     The Board of Directors has set 5:30 p.m. Central Standard Time, on April 28, 2006 as the record date for the determination of the stockholders entitled to vote at the Meeting. All stockholders as of the record date are entitled to receive this notice. The Proxy Statement and form of proxy for the Meeting are being mailed with this notice and the initial mailing including the Proxy Statement and form of proxy will be sent to stockholders on approximately May 10, 2006.

                                    By order of the Board of Directors,

                                    Stephen L. Ranzini,
                                    President and Chief Executive Officer

April 28, 2006

If you wish to participate in the vote on the matters coming before the Annual Meeting and do not intend to attend in person, please mark, sign and date the enclosed form of proxy and return it promptly to the Company, c/o University Bank, 2015 Washtenaw Avenue, Ann Arbor, Michigan 48104.

                            UNIVERSITY BANCORP, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 19, 2006

                                TABLE OF CONTENTS


                                                             Page

General Information                                            3

Election of Directors                                          5

Security Ownership of Certain Beneficial
  Owners and Management                                        6

Executive Officers                                             9

Executive Compensation                                         9

Section 16(a) Beneficial Ownership Reporting Compliance       10

Compensation Plans                                            10

Certain Relationships and Related Transactions                13

Independent Public Accountants                                14

Other Matters                                                 14

                               GENERAL INFORMATION

     By appointing "proxies", stockholders may vote their shares at the Annual Meeting of Stockholders (the "Meeting") of University Bancorp, Inc. (the "Company"), which is scheduled to be held on June 19, 2006 and any adjournments thereof, whether or not they attend. With this Proxy Statement, the Company's Board of Directors provides information on the items of business scheduled for the Meeting and asks you to appoint proxies selected by the Board of Directors to vote your shares. The Company's Board of Directors is soliciting your proxy. The Company is paying for the cost of such solicitation.

     The proxies will vote your shares according to your instructions. The Board of Directors recommends a vote "FOR" the election of each of the nominees for election as directors of the Company indicated in the accompanying form of proxy. You may vote "FOR" or "WITHHOLD" as to all or any one or more nominees for election as directors.

     You have one vote for each share of Common Stock, par value $.01 per share, of the Company ("Common Stock") registered in your name on the Company's books on April 28, 2006 at 5:30 p.m., Central Standard Time, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that time, the Company had 4,244,378 shares of Common Stock outstanding and entitled to vote.

     If you wish to participate in the vote on the matters coming before the Meeting, please sign, date and promptly return your form of proxy to the Company, c/o University Bank, 2015 Washtenaw Avenue, Ann Arbor, Michigan 48104.

     If you return a properly signed and dated form of proxy but do not mark any choices for the election of directors your shares will be voted in accordance with the recommendations of the Board of Directors as to such election.

     You may revoke the proxy solicited by the Board of Directors before its exercise by delivering written notice of such revocation to the Company c/o University Bank, 2015 Washtenaw Avenue, Ann Arbor, Michigan 48104, or by submitting a subsequently dated proxy, or by attending the Meeting and voting by ballot.

     Directors will be elected by plurality of the votes of Common Stock cast at the Meeting. For these purposes, abstentions and broker non-votes are not considered votes cast.

Presentation of Proposals of Stockholders

     It is expected that the next annual meeting of stockholders of the Company will be held in the 2007 calendar year. Proposals of stockholders to be presented at such annual meeting must be received by the Company prior to December 31, 2006 to be included in the Company's proxy statement and form of proxy for such annual meeting. The notice and any such proposal must comply with the applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Corporate Governance - Attendance at Board of Director and Committee Meetings

     The Board of Directors oversees the management of the business of the Company. The Board of Directors met four times during 2005 and each member attended each meeting except that Gary Baker, Robert Goldthorpe and Joseph Lange Ranzini were unable to attend one meeting due to scheduling conflicts. In addition, directors received monthly information packages and communicated frequently on an ongoing basis between meetings.

     The Board of Directors has an Audit Committee consisting of Gary Baker, Robert Goldthorpe, Charles McDowell and Michael Talley, which met three times during 2005 and each member attended each meeting except that Robert Goldthorpe missed one meeting because he was traveling overseas.

     The Compensation Committee of the Board of Directors consists of four members of the board, presently Messrs. Gary Baker, Robert Goldthorpe, Charles McDowell and Michael Talley. The Compensation Committee did not meet during 2005.
     The board's audit committee also served as the Nominating Committee during the fiscal year ended December 31, 2005. The members of the nominating committee are all independent directors. The nominating committee does not have a charter. The company considers nominations from any source and suggestions for nominations are welcome to the Chairman of the Board, Robert Goldthorpe at the address listed for him, below. No standard for minimum director candidate qualifications has been established, however, the board believes that experts in their field are critical to a well functioning board. We have no formal process for identifying and evaluating director candidates. We have not rejected any candidates proposed in the past year.


Corporate Governance - Discussion of Committees

     The Audit Committee receives audit reports and management recommendations from the Company's outside independent auditors and responds to these reports and recommendations. All members of the Audit Committee are independent as required by 4200(a)(15) of the National Association of Securities Dealers listing standards.

     The Compensation Committee sets the amount and type of pay for the employees of the Company. Each subsidiary has its own compensation committee and independent compensation process. The Company has a policy that executives of the Company do not draw pay directly from the Company because they spend their time mainly on the business of the subsidiaries. The Company's Compensation Committee establishes the level of ESOP and Stock Option Plan compensation for the Company and all subsidiaries of the Company through recommendations to the Company's Board of Directors.

Compensation of Directors

     Directors are not compensated for attendance at meetings, although they are reimbursed for travel expenses to attend in person meetings. In addition, each of the outside directors was awarded 25,000 stock options to buy common stock at the then prevailing price of the common stock either in 2002 or at the time of their election, whichever was later. The last previous award of stock options to the outside directors had been in 1993.

Code of Ethics

     We have adopted a written code of ethics that applies to all of our employees including our senior officers which covers honest ethical conduct including handling of conflicts of interest, full, fair, accurate, timely and understandable disclosure in reports, SEC filings and other public communications, compliance with applicable laws and regulations, prompt internal reporting of code violations, and accountability for adherence to the code.

                              ELECTION OF DIRECTORS

     The Board of Directors recommends a vote "FOR" the slate of seven directors named below. Biographical information is included below for each nominee. Persons elected at the Meeting will hold office until a successor is elected or until earlier resignation or removal. In the event that any of these director nominees becomes unavailable to serve, proxies will be voted for the election of such other person(s) as may be recommended by the Board of Directors.

Nominees for Election as Directors of the Company

     Stephen Lange Ranzini, age 41, has been President, CEO and a director of the Company or its Predecessors since July 1988, and in addition has served in a variety of other management position at the Company, University Bank and the Bank's subsidiaries since July 1988. In November 1997, he became President and Chairman of the Bank. Since July 1991, Mr. Ranzini has been a director of CityFed Financial Corp., an SEC reporting company traded over the counter, and was elected its President in October 2005. Since July 1997, Mr. Ranzini has served as a Director of Newco Bancorp and its predecessor, a CEDAR reporting Canadian company previously listed on the Toronto Stock Exchange. In May 1993, Mr. Ranzini co-founded and became a Director and the Treasurer of Michigan Business Development Company, a community development lending organization, and was elected President and Chairman in January 2003. Mr. Ranzini was also elected Chairman of Jove Corporation in December 2003, an SEC reporting company traded over the counter that acquired Michigan Business Development Company in late 2004. He earned a B.A. from Yale in 1986. He is the brother of Joseph Lange Ranzini and Paul Lange Ranzini.

     Gary Baker, age 51, was elected as a director of the Company in April 2002. Until December 2005 he was EDS's Director, GM Global Supply Chain & eGM. He also hosts a radio show called the Internet Advisor on Detroit's WJR 760AM and a similar TV segment on Detroit's WXYZ-TV Channel 7 Action News. Gary is a former Partner in the Advanced Technology Group in Arthur Andersen and in April 1994 founded and was the CEO of Online Technologies Corporation, one of the oldest ISPs in Michigan specializing in hosting and developing business Websites. He earned a BA and an MBA from the University of Michigan. Mr. Baker sits on our audit committee and is considered a financial expert under the Sarbanes-Oxley Act.

     Robert Goldthorpe, age 69, has served as a director of the Company since April 1996 and was elected Chairman of the Board in January 2003. Mr. Goldthorpe also served as a Director of University Bank from September 1992 to January 1996. For more than the past five years, Mr. Goldthorpe has been President of Goldthorpe Enterprises, a diversified holding company with operations in the central and eastern portion of the Upper Peninsula of Michigan, with investments in hotels, restaurants, apartment buildings, a hardware store, and the construction and contracting business. Mr. Goldthorpe sits on our audit committee and is considered a financial expert under the Sarbanes-Oxley Act.

     Charles McDowell, age 70, was elected to the board of directors in March 2004. He is a Director of Northern Michigan Foundation where he has served since its formation in October 1995 and also served as its Executive Vice

President since its formation until June 2005, and was a Director of Michigan Business Development Company from July 2001 to March 2004. He also was a co-founder and served as Executive Vice President of Michigan Business Development Company from May 1993 to March 2004. Past employment experiences prior to joining Michigan Business Development Company include serving as Chairman and CEO of Northwestern State Bank in Elk Rapids, Michigan from 1978 to 1990 and as President of the Michigan Association of Community Bankers in 1985. A graduate of the Rutgers School of Banking, Mr. McDowell sits on our audit committee and is considered a financial expert under the Sarbanes-Oxley Act.

     Dr. Joseph Lange Ranzini, age 46, has served as a director of the Company since April 1996. A graduate of Dartmouth College in 1982, he earned his M.D. from the University of Virginia in 1986, and completed his residency with a specialty in General Surgery at Mary Imogene Bassett Hospital, an affiliate of Columbia University in Cooperstown, New York, in 1992. Since that time he has been in a general surgery private practice at Augusta Medical Center in Fishersville, Virginia, where he has also served as President of the Board of Directors. He is the brother of Stephen Lange Ranzini and Paul Lange Ranzini.

     Paul Lange Ranzini, age 44, has served as a director of the Company since April 1996. He is President of American Institute of Musicology and Managing Editor at A-R Editions, two leading musicology book publishers, and a Doctoral Candidate in Music History and Theory at the University of Chicago. In 1994 and 1995, he earned a Fulbright Fellowship to Germany for Dissertation Research. At the University of Chicago, he was also employed part-time as the computer data center manager at the University's International House. From 1984 to 1988 he was a graduate student at the University of Michigan in Ann Arbor, Michigan, where he earned two Masters, an M.A. in Musicology and an M.M. in Organ and Church Music. From 1979 to 1983 he was a student at the College of William and Mary, where he received a B.A. in Philosophy. He is the brother of Stephen Lange Ranzini and Joseph Lange Ranzini.

     Michael Talley, age 55, has served as a director of the Company or its Predecessors since 1988. Mr. Talley is the lead independent director and Chairman of the Audit Committee. Since March 1990, Mr. Talley has served as an Account Executive at Ladenburg, Thalmann & Co. Inc. in New York, New York where he is currently a Vice President. Between February 1988 and March 1990 Mr. Talley served as an Account Executive at Oppenheimer & Co., Inc. in New York, New York. For more than five years until February 1988, he served as an Account Executive at L.F. Rothschild Unterberg Towbin in New York, New York. Mr. Talley is a native of Detroit, Michigan, and a graduate of Michigan State University, in East Lansing, Michigan. Mr. Talley sits on our audit committee and is considered a financial expert under the Sarbanes-Oxley Act.

     There is no family relationship between any current director or executive officer of the Company and any other current director or executive officer of the Company, except as indicated above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information with respect to number and percentage of outstanding shares of the Company beneficially owned by certain persons, including those known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, the directors of the Company individually and the directors and officers of the Company as a group. The information in the table is as of April 9, 2006, except as otherwise indicated.

Security Ownership of Certain Beneficial Owners and Management

                                      Amount and Nature     Percent
                           Title of     of Beneficial         of
Name and Address           Class        Ownership (1)        Class

Stephen Lange Ranzini      Common     2,618,596 (2)(3)      61.70%
c/o University Bank        Stock                (6)(7)
2015 Washtenaw Avenue
Ann Arbor, MI 48104

Dr. Joseph Lange Ranzini   Common     2,017,479 (2)(3)      47.54%
675 Cherry Avenue          Stock                (8)
Waynesboro, VA 22980

Paul Lange Ranzini         Common     1,998,357 (2)(3)      47.09%
5312 Manitowoc Parkway     Stock
Madison, WI 53705

Gary Baker                 Common        25,000 (4)          0.59%
2215 Londonderry           Stock
Ann Arbor, MI 48104

Robert Goldthorpe          Common        52,810 (4)          1.24%
3188 Co. Rd. 413           Stock
McMillan, MI 49853

Charles McDowell           Common        59,000 (4)          1.97%
3358 Joe Marks Trail       Stock
Kewadin, MI 49648

Michael Talley             Common        25,000 (4)          0.59%
55 Payson Ave. #4I         Stock
New York, NY 10034

Orpheus Capital, L.P.      Common     1,958,757 (2)         44.73%
2015 Washtenaw Avenue      Stock
Ann Arbor, MI 48104

Ranzini Family Trust       Common     1,998,357 (2)(3)      45.64%
  dated 12/20/89           Stock
c/o University Bank
2015 Washtenaw Avenue
Ann Arbor, MI 48104

Nicholas Fortson           Common        35,000 (9)          0.80%
2638 Page Court            Stock
Ann Arbor, MI 48104

Mildred Lange Ranzini      Common       623,774 (6)(7)      14.70%
43 Sweetwater Drive        Stock
Belle Mead, NJ 08502

All Current Officers       Common     2,834,558 (2)(3)      64.73%
and Directors, as a        Stock                (4)(6)
Group (Eight Persons)                           (7)(9)
-------------------------------------------
[Footnotes continued on following page]

Footnotes to Security Ownership of Owners and Management Table:
---------------------------------------------------------------

     (1) Unless otherwise indicated, the indicated person is believed to have sole voting and investment power over shares indicated as beneficially owned by such person.

     (2) Includes 1,958,757 shares of Common Stock held by Orpheus Capital Limited Partnership, the primary beneficiaries of which are Mr. Stephen Lange Ranzini, Dr. Joseph Lange Ranzini, Mr. Paul Lange Ranzini, Ms. Mildred Lange Ranzini and the other children and grandchildren of Ms. Mildred Lange Ranzini and former Chairman Joseph Louis Ranzini (deceased), or trusts for their benefit. The general partner of the limited partnership is the Ranzini Family Trust of 12/20/1989 and the trustees of the trust are Mr. Stephen Lange Ranzini, Dr. Joseph Lange Ranzini and Mr. Paul Lange Ranzini.

     (3) Includes 39,600 shares of Common Stock held by Ranzini Family Trust of 12/20/1989, the General Partner of Orpheus Capital, L.P. the primary beneficiaries of which are and the five adult children of former Chairman Joseph Louis Ranzini (deceased) and Ms. Mildred Lange Ranzini. The trustees of the trust are Mr. Stephen Lange Ranzini, Dr. Joseph Lange Ranzini and Mr. Paul Lange Ranzini. Mr. Stephen Lange Ranzini, Dr. Joseph Lange Ranzini and Mr. Paul Lange Ranzini are each primary beneficiaries of one-fifth or 7,920 each of the shares of Common Stock held under the terms of the trust.

     (4) Includes currently exercisable options on 25,000 shares of common stock are held by each of Mr. Baker, Mr. Goldthorpe, Mr. McDowell and Mr. Talley. The shares subject to such person's respective option are included in such person's respective holdings and in the total shares held by all current officers and directors as a group.

     (5) Includes 28,371 shares of Common Stock allocated to Mr. Stephen Lange Ranzini under the terms of the Company's Employee Stock Ownership Plan. Such shares are fully vested.

     (6) Includes 294,549 shares of Common Stock of the shares held by Orpheus Capital, which is 15.038% of the total shares held by Orpheus Capital, L.P. The Mildred Lange Ranzini Trust owns 15.038% of Orpheus Capital, L.P., and Ms. Mildred Lange Ranzini is the primary beneficiary of the Mildred Lange Ranzini Trust. Stephen Lange Ranzini is a trustee of this trust. Also includes 10,500 shares of the Common Stock held by Orpheus Capital, which is 0.536% of the total shares held by Orpheus Capital, L.P. which is held directly by Mildred Lange Ranzini.

     (7) Includes 35,000 shares of Common Stock held by CityFed Financial Corp., of which Stephen Lange Ranzini is President & Director and of which Mildred Lange Ranzini and Stephen Lange Ranzini are major indirect shareholders.

     (8) Includes 19,122 shares of Common Stock held by Joseph Lange Ranzini Profit Sharing Plan.

     (9) Includes currently exercisable options on 16,000 shares of common stock and an additional 19,000 shares of options on common stock that are subject to future vesting that are held by Mr. Fortson. The shares subject to such options are included in Mr. Fortson's holdings and in the total shares held by all current officers and directors as a group.

                               EXECUTIVE OFFICERS

     Stephen Lange Ranzini is the President and Chief Executive Officer of the Company, as indicated above under "Election of Directors". Officers of the Company serve at the discretion of the Board of Directors and generally are to be elected annually.

     Rebecca David, age 51, served as CEO and a Director of University Bank from January 2001 to January 2004. Between April 1985 and July 2000, Ms. David served in a variety of positions at Franklin Bank of Southfield, Michigan, a community bank that serves the Detroit, Michigan area with over $500 million in assets. Her positions at Franklin Bank included President from January 1999 to July 2000, a Director from 1997 to 2000, Executive Vice President in 1997 and 1998 and Senior Vice President from 1993 to 1997. In August 2003, Ms. David was recognized by U.S. Banker magazine as one of the top 25 women in banking in the U.S. Rebecca David, who resigned in early January 2004, by virtue of her former position as CEO of the Company's University Bank subsidiary was also considered an executive officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company and affiliates for the fiscal years ended December 31, 2005, 2004 and 2003, of the Chief Executive Officer of the Company. There were no other executive officers whose salary and bonus from the Company or its affiliates for the latest fiscal year exceeded $100,000:

Summary Compensation Table


                                                                                                  Securities
                                                                            Other Annual      Restricted Stock      Underlying
Name and Principal Position             Year        Salary      Bonus        Compensation     Options/ Awards($)     SARs (#)
---------------------------             ----        ------      -----        ------------     ------------------     --------
Rebecca David                           2003       $120,000      $ 0            $0                   $0                  0
Former CEO of University Bank

Stephen Lange Ranzini,                  2005       $ 68,686      $ 0            $0                   $0                  0
President & CEO                                         (2)

Stephen Lange Ranzini,                  2004       $ 58,321      $ 0            $0                   $0                  0
President & CEO                                         (2)

Stephen Lange Ranzini,                  2003       $ 74,359      $ 0            $0                   $0                  0
President & CEO                                      (1)(2)


(1) Salary in 2003 includes $12,400 from Michigan Business Development Company, Inc., a former subsidiary of the Bank for which Mr. Ranzini served as President and Chairman in 2003.

(2) As of December 31, 2003 and through the end of the Company's fiscal year ended December 31, 2005, 27,487 shares of the Company's common stock had been allocated to Mr. Ranzini under the Company's ESOP. Mr. Ranzini's rights in all of all these shares are vested. Valued at $1.94 per share, the last sale price of the Company's common stock on December 31, 2005, the aggregate value of such shares was $53,325.

     No options to purchase shares of Common Stock were granted to the executive officer named in the above summary compensation table during 2005.

     Mr. Ranzini did not receive during the three fiscal years ended December 31, 2005 nor did he hold at December 31, 2005, any stock options, SAR grants or Long Term Incentive Plan Awards.

     Ms. David did not receive during the three fiscal years ended December 31, 2005 nor did she hold at December 31, 2005, any stock options, SAR grants or Long Term Incentive Plan Awards other than the options and shares as follows:
During 2001, Ms. David was allocated 100,000 options to purchase common stock under the University Bancorp, Inc. 1995 Stock Plan at $2 per share, vesting 20% per year beginning December 1, 2001 and expiring December 1, 2005.

      The Company does not have a defined benefit or actuarial pension plan.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The management of the Company ("we") reviewed the Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during its most recent fiscal year. We also reviewed the Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from executive officers and directors of the Company that did not file a Form 5 with respect to its most recent fiscal year, to the effect that no filing of a Form 5 is required with respect to such person. Based upon our review, no person who, at any time during the Company's most recent fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock, failed, as disclosed in the above Forms, to file on a timely basis, any reports required by Section 16(a) of the Exchange Act.

                             COMPENSATION PLANS

     University Bancorp, Inc. 1995 Stock Plan. The 1995 Stock Plan of the Company was adopted by the Board of Directors in November 1995 (and amended in April 1996) and later approved by the Company's stockholders. The purpose of the 1995 Stock Plan is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and other employees of the Company and any present or future parent or subsidiary (collectively "Related Corporations") are provided with the opportunity to purchase shares of Common Stock as "incentive stock options" ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and Related Corporations are provided with the opportunity to purchase shares of Common Stock of the Company pursuant to options which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such directors, officers, employees and consultants may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and Purchases are referred to hereafter as "Stock Rights".

     A total of 525,000 shares of Common Stock (as adjusted automatically per the terms of the Plan as a result of the Company's February 1998 3 for 2 stock split effected in the form of a 50% stock dividend of Common Stock) are reserved for issuance upon the exercise of Options or in connection with Awards or Purchases of stock under the 1995 Stock Plan (subject to adjustment for capital changes). Shares subject to Options that for any reason expire or are terminated unexercised may again be available for grant under the 1995 Stock Plan. The 1995 Stock Plan terminated on November 15, 2005 however all outstanding options under the plan remain outstanding until expiration, exercise or forfeiture.

     The Board of Directors of the Company administers the 1995 Stock Plan. The Board has the right, in accordance with the Plan, to appoint a Compensation Committee ("Compensation Committee") of three or more of its members to administer the Plan. The Compensation Committee of the Board of Directors has been established and provides recommendations to the Board on the granting of options. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and not more than ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the ISO expires no more than five years from its date of grant.

     Exercise of any Stock Right, in whole or in part, under the 1995 Stock Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Compensation Committee, by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or through an exercise notice payment procedure, or any combination thereof.

     During 2005, options for a total of 167,026 shares of Common Stock were granted under the 1995 Stock Plan. Options for a total of 4,000 shares of Common Stock were exercised in 2005. As of April 9, 2006, options for a total of 255,526 shares of Common Stock were outstanding under the 1995 Stock Plan and no shares of Common Stock were available for grant of Stock Rights under the 1995 Stock Plan.

     University Bancorp, Inc. Employee Stock Ownership Plan. The Company has in effect an employee stock ownership plan (the "ESOP") for eligible employees of the Company and its subsidiaries. The ESOP is a qualified plan under section 401(a) of the Internal Revenue Code, as amended. The ESOP provides that the employer may contribute thereto such amounts as it may determine and the contributions may be in cash or in stock, at the election of the Company.
Contributions are allocated among employees who have reached age 21, have at least one year of service and are employed more than 500 hours throughout the year. Contributions are allocated in the proportion that the employee's total compensation for the year (up to $200,000) bears to the total compensation of all ESOP participants for the year (up to $200,000 per participant). However, the sum of contributions and forfeitures allocated to an employee in any year cannot exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Employees who retire, die, become disabled or terminate their employment for any other reason would receive the value of the vested portion of their accounts, in cash or stock. Employees vest in their accounts in accordance with a vesting schedule based on years of credited service. No shares were contributed to the ESOP in 2005 or 2004.

     University Bank 401(k) Profit Sharing Plan. The Bank established a 401(k) Profit Sharing Plan (the "401(k) Plan"), effective January 1, 1996, which allows an employee of the Company or any of its subsidiaries who has reached age 18 and has completed one year of service to elect to reduce their compensation by up to 12% (subject to specified maximum limitations) and have such amounts contributed on their behalf to the 401(k) Plan. The 401(k) Plan provides for matching employer contributions for each employee who elects to reduce his or her compensation. The amount of matching contribution is up to the sole discretion of the employer. The employer can also make additional discretionary contributions for participating employees. The sum of an employee's salary reductions, and the matching and discretionary contributions and forfeitures allocated to an employee in the year could not exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Participants in the 401(k) Plan who retire, die or terminate their employment for any other reason after having completed at least five years of service would receive the total amount of their account; others receive their own salary reduction contributions plus only a portion of any employer matching contributions based on a vesting schedule. No matching contributions were made by the Bank for the years ended December 31, 2005 and 2004.

     University Bank Profit Sharing Plan. The Bank established a profit sharing plan for the employees of University Bank, Midwest Loan Services and University Insurance & Investment Services. Under the plan, no profit sharing is paid unless the Corporation earns at least a 10% return on common stockholders' equity during the calendar year. For each subsidiary which also earns at least a 10% return on equity (excluding unusual one-time gains) profit sharing is to be paid to all employees of that subsidiary. The profit sharing plan takes into consideration the existing 401k and ESOP plans and also includes a cash bonus component. The following is a chart which shows how the total bonus will be calculated assuming that the return of equity ratio of at least 10% is achieved:

If ROE is                                           401K             ESOP
 Above            Below             Match(1)          Contribution(2)         Cash Bonus(3)

 0%               10.00%             0.00%            0.00%                   0.00%
                                                                              5% of the amount
 10.00%           12.00%             1.50%            0.25%                   over 10% of ROE
                                                                              10% of the amount
 12.00%           15.00%             2.50%            0.50%                   over 10% of ROE
                                                                              15% of the amount
 15.00%           18.00%             3.50%            0.50%                   over 10% of ROE
                                                                              20% of the amount
 18.00%                              4.00%            0.50%                   over 10% of ROE


     (1) The percentage applied to the 401K will be multiplied times the amount of salaries of staff members in the 401K program. The 401K match is only paid to 401K accounts. Accordingly, staff members not in the 401K plan will not participate. If one subsidiary achieves the minimum income to qualify for profit sharing but not the others, the 401k contribution will be made as a Cash Bonus instead.

     (2) The percentage applied to the ESOP will be multiplied times the amount of total salaries paid to all staff members. If one subsidiary achieves the minimum income to qualify for profit sharing but not the others, the ESOP contribution will be made as a Cash Bonus instead. (3) The cash bonus will be paid to the staff members based on the calculation noted above and will be paid in cash as part of the medical benefits program. The payment will not be classified as salaries for tax purposes. The cash bonuses will be paid to the staff members based on their entities contribution to the overall profit.

     A contribution of $27,837 was paid to the employees of Midwest Loan Services with respect to the year ended December 31, 2005 because they achieved a 19.36% return on equity for the year and the Corporation exceeded the 10% return on equity threshold (the return on equity was actually 66.3%). No contributions under the profit sharing plan were made by the Bank for the year ended December 31, 2004.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1993, a Rural Business and Industrial Development Company now called Michigan Business Development Company, Inc. was established (the "BIDCO"). The BIDCO was established to invest in businesses in Michigan with the objective of fostering job growth and economic development. Stephen Lange Ranzini is the President, Treasurer, and Chairman of the Board of BIDCO. Stephen Lange Ranzini received $12,100 in salary and board fee compensation from BIDCO in 2004 and $12,000 in 2005. University Bank receives Community Reinvestment Act ("CRA") credit for the BIDCO's activities which contributed to University Bank earning an "Outstanding" rating from the Federal Deposit Insurance Corporation ("FDIC") for Community Service and Community Reinvestment in its latest CRA examination.

     University Bank and the BIDCO provide management services to Northern Michigan Foundation, an IRS approved 501(c)3 non-profit organization (the
"Foundation"), under contract. University Bank receives $500 a month for accounting support and BIDCO receives $4,000 a month for management support from the Foundation. Stephen Lange Ranzini is the President, Treasurer, and Chairman of the Board of the Foundation. The Foundation's Board of Directors has a majority of non-affiliated, independent directors.

     In March 2003, $600,000 of 7.5% cumulative redeemable preferred stock of BIDCO held by University Bank were exchanged for a $600,000 note bearing interest at 7.50% and maturing December 31, 2004 issued by Jove Corporation secured by all assets of that firm. The note was paid in full prior to maturity. In December 2004, 88.46% of BIDCO's outstanding common stock was acquired by Jove Corporation in a stock swap. President and CEO, Stephen Lange Ranzini, was then elected Chairman of Jove Corporation and our Chief Financial Officer, Nicholas Fortson, was elected Treasurer of Jove Corporation. Lyre, LLC, a limited liability company of which Stephen Lange Ranzini, Joseph Lange Ranzini, Paul Lange Ranzini and Mildred Lange Ranzini are direct or indirect shareholders of, owns approximately 40.74% of Jove Corporation. In March 2004, University Bancorp exchanged 46 shares of common stock of BIDCO or 6.10% of the outstanding shares, for 152,165 shares of common stock of Jove Corporation, or 2.25% of the outstanding shares of Jove Corporation. To support the Corporation's need for working capital, these shares were subsequently sold for cash at University Bancorp's cost to Joseph Lange Ranzini and to a sister of Stephen Lange Ranzini.

     Effective January 1, 2004, Jove Corporation is reimbursing University Bancorp, Inc. $4,000 per month on a month-to-month basis for the services of
Stephen Lange Ranzini and Nicholas Fortson. As a result of the above transactions, neither the Bank nor the Corporation currently have any investment in either Jove Corporation or BIDCO and the only ongoing relationship is the $4,000 per month services reimbursement from Jove to the Bank.


                       INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountant selected to be the Company's principal external auditor for the fiscal year ending December 31, 2004 is UHY, LLP and for the fiscal years ending December 31, 2003 and 2002 was Grant Thornton, LLP. A representative of the UHY firm is expected to be available by speaker telephone at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, or to respond to appropriate questions.

     The Company paid a total of $86,082 in audit fees to UHY and Grant Thornton, LLP, its independent public accountants for the year ended December 31, 2005 and an additional $43,000 through the end of the first quarter of 2006. The Company also paid $0 in fees for income tax return preparation services in 2005 to its independent public accountants (with no additional tax services paid in 2006 to date) and a total of $0 in All Other Fees to its independent public accountants.

                                OTHER MATTERS

     The cost of proxy solicitation will be borne by the Company. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of proxy materials. Directors, officers and other regular employees of the Company and its subsidiaries may solicit proxies by telephone, fax, in person, or by other electronic means without additional compensation.

Dated: April 28, 2006

                            UNIVERSITY BANCORP, INC.

                 Annual Meeting of Shareholders -- June 19, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on June 19, 2006 and the Proxy Statement, and appoints Stephen Lange Ranzini, Joseph Lange Ranzini and Paul Lange Ranzini, and each of them, the proxy of the undersigned, with full power of substitution to vote all shares of common stock of University Bancorp, Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at University Bank, 2015 Washtenaw Avenue, Ann Arbor, Michigan on June 19, 2006 at Noon, local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.       Election of Directors

[  ]     FOR ALL                                   Gary Baker
[  ]     WITHHOLD ALL                              Robert Goldthorpe
[  ]     FOR ALL EXCEPT                            Charles McDowell
         (See instructions below)                  Dr. Joseph Lange Ranzini
                                                   Paul Lange Ranzini
                                                   Stephen Lange Ranzini
                                                   Michael Talley

To withhold authority to vote for fewer than all of the nominees, mark "For All Except" and write the nominee's name in the list below.

        ---------------------     ---------------------

        ---------------------     ---------------------

        ---------------------     ---------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, THE PROXIES WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, THE PROXIES WILL VOTE THEM "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

          Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.


          ---------------------------------------  ------------------, 2006
          Signature                                Date



          ---------------------------------------  ------------------, 2006
          Signature (Joint Owners)                 Date